Exhibit 31.2

Certification of the Principal Financial Officer Pursuant to

Act of Rules 13a-14(a) or 15d-14(a) of the Securities Exchange 1934,

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Scott Murcray, the Chief Financial Officer and Chief Operating Officer of AirXpanders, Inc., certify that:

1.	I have reviewed this amendment No. 1 to annual report on Form 10-K of AirXpanders, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:

April 26, 2019

By:

/s/ Scott Murcray

Scott Murcray

Chief Financial Officer and Chief Operating Officer